SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              The Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use of the  Commission  Only(as  permitted  by  Rule
     14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                          ABRAXAS PETROLEUM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

 [X] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     (1) Title of each class of securities to which transaction applies:



     (2) Aggregate number of securities to which transaction applies:



     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



     (4) Proposed maximum aggregate value of transaction:



     (5) Total fee paid:



     [  ]Fee paid previously with preliminary materials.

     [ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously Paid:



     (2) Form, Schedule or Registration Statement No.:



     (3) Filing Party:



     (4) Date Filed:

                          ABRAXAS PETROLEUM CORPORATION









                                                                  April 30, 1999



Dear Stockholders:

         You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Abraxas Petroleum Corporation to be held on Friday, May 28, 1999, at 9:00 a.m., at the Petroleum Club of San Antonio located at 8620 North New Braunfels, San Antonio, Texas. We hope that you will be able to attend the meeting. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

         Whether or not you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy in the envelope provided.









                                    Robert L. G. Watson
                                    Chairman of the Board, President
                                    and Chief Executive Officer

                          ABRAXAS PETROLEUM CORPORATION
                       500 NORTH LOOP 1604 EAST, SUITE 100
                            SAN ANTONIO, TEXAS 78232

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 28, 1999

To the Stockholders of
Abraxas Petroleum Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abraxas Petroleum Corporation (the "Company") will be held at the Petroleum Club of San Antonio located at 8620 North New Braunfels, San Antonio, Texas 78217, on Friday, May 28, 1999 at 9:00 A.M., local time, for the following purposes:

         (1)      To elect four directors;

         (2) To amend and restate the Abraxas Petroleum Corporation Director Stock Option Plan to increase the total number of shares of common stock, par value $.01 per share, of the Company available for issuance under such plan and to conform such plan to changes under Section 16 of the Securities Exchange Act of 1934, as amended;

         (3) To approve the appointment of auditors for the 1999 fiscal year; and

         (4) To transact such other business as may properly come before the meeting or any adjournment thereof.


         In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at April 19, 1999. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

         Stockholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy and return it promptly to the Company. A return envelope is enclosed for that purpose.

                       By Order of the Board of Directors


                                 Stephen T. Wendel
                                    Secretary


Dated:  April 30, 1999

                          ABRAXAS PETROLEUM CORPORATION
                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232


                                 PROXY STATEMENT
                             -----------------------



         The  accompanying  Proxy is  solicited  by the  Board of  Directors  of
Abraxas Petroleum Corporation, a Nevada corporation (the "Company" or "Abraxas"), to be voted at the 1999 Annual Meeting of Stockholders to be held on May 28, 1999, at 9:00 a.m. and at any adjournments thereof, at the Petroleum Club of San Antonio located at 8620 North New Braunfels, San Antonio, Texas 78217. This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about April 30, 1999.

                               VOTING AND PROXIES

         Only holders of record of common stock, par value $.01 per share ("Common Stock"), of the Company at the close of business on April 19, 1999 shall be entitled to vote at the meeting. There were 6,501,441 shares of Common Stock issued and outstanding on the record date. Stockholders are entitled to one vote for each share of Common Stock held as of the record date. Any stockholder giving a proxy has the power to revoke the same at any time prior to its use by giving notice in person or in writing to the Secretary of the Company.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the 1999 Annual Meeting of Stockholders and any adjournment thereof. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or by proxy, voting together as a single class is necessary for the approval of the election of directors, approval of the Abraxas Petroleum Corporation Second
Amended and Restated Director Stock Option Plan and/or ratification of the Company's independent auditors. Under Nevada law and the Company's Bylaws, abstentions and broker non-votes are tabulated in determining the number of shares present at the meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal or a director nominee, as each abstention or broker non-vote would be one less vote in favor of a proposal or for a director nominee.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Articles of Incorporation of the Company divide the Board of Directors into three classes of Directors serving staggered three-year terms, with one class to be elected at each Annual Meeting. At this year's meeting, four Directors are to be elected for terms of three years, each to hold office until the expiration of his term in 2002 or until a successor shall have been elected and shall have qualified. The terms of the remaining Directors will continue as indicated below.

         The shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the four nominees for the Board of Directors named below. Each of the nominees is now serving as a Director.

Information Regarding Nominees for Election as Directors

         Franklin A. Burke, age 65, a director of the Company since June 1992, has served as President and Treasurer of Venture Securities Corporation since 1971, where he is in charge of research and portfolio management. He has also been a general partner and director of Burke, Lawton, Brewer & Burke, a securities brokerage firm, since 1964, where he is responsible for research and portfolio management. Mr. Burke also serves as a director of Suburban Community Bank, a commercial bank, JER Ventures, a retail furniture company, Omega Institute, a job training entity, and Starkey Chemical Process Co., a chemical processing company. Mr. Burke received a Bachelor of Science degree in Finance from Kansas State University in 1955, a Master's degree in Finance from University of Colorado in 1960 and studied at the graduate level at the London School of Economics from 1962 to 1963.

         Harold D. Carter, age 60, has served as a director of the Company since May 1996. Mr. Carter has more than 30 years experience in the oil and gas industry and has been an independent consultant since 1990. Prior to consulting, Mr. Carter served as Executive Vice President of Pacific Enterprises Oil Company
(USA). Before that, Mr. Carter was associated for 20 years with Sabine Corporation, ultimately serving as President and Chief Operating Officer from 1986 and 1989. Mr. Carter consults for Endowment Advisors, Inc. with respect to its EEP Partnerships and Associated Energy Managers, Inc. with respect to its Energy Income Fund, L.P. and is a director of Brigham Exploration Company. Mr. Carter has a B.B.A. in Petroleum Land Management from the University of Texas and has completed the Program for Management Development at the Harvard University Business School.

         Robert D. Gershen, age 45, a director of the Company since May 1995, has served as President of Associated Energy Managers, Inc., an investment manager specializing in structuring and managing private investments in the energy industry, since July 1989. Mr. Gershen has served as an investment advisor to Endowment Energy Partners, L.P. and Endowment Energy Partners II, Limited Partnership, limited partnerships formed to make loans to companies in the crude oil and natural gas business, since October 1989 and January 1993, respectively. Mr. Gershen is also a managing director of EIF General Partner, L.L.C., which serves as the general partner of Energy Income Fund, L.P. which invests in reserve-backed energy loans and related securities of small independent crude oil and natural gas exploration and production companies.

         Robert W. Carington, Jr., age 37, was elected Executive Vice President and a director of the Company in July 1998. Prior to joining the Company, Mr. Carington was a Managing Director with Jefferies & Company, Inc. Prior to joining Jefferies & Company, Inc. in January 1993, Mr. Carington was a Vice President at Howard, Weil, Labouisse, Friedrichs, Inc. Prior to joining Howard, Weil, Labouisse, Freidrichs, Inc., Mr. Carington was a petroleum engineer with Unocal Corporation from 1983 to 1990. Mr. Carington received a degree of Bachelor of Science in Mechanical Engineering from Rice University in 1983 and a Masters of Business Administration from the University of Houston in 1990.

Terms Expiring in 2000

         Richard M. Kleberg, III, age 56, a director of the Company since December 1983, has held the position of President of SFD Enterprises, LLC, a private investment company, since 1980. Mr. Kleberg has served on the boards of directors of Cullen Frost Bankers, Inc., a bank holding company, since 1992; 1776 Restaurants, Inc., a restaurant concern, since 1983; The Frost National Bank of San Antonio, a national banking association, since 1984; and Kleberg & Co. Bankers, Inc., a bank holding company, since 1980. Mr.Kleberg holds a Bachelor of Science degree in Political Science from Trinity University.

         Paul A. Powell, Jr., age 53, a director of the Company since 1987, is currently Trustee of the Paul A. Powell Trust and has served as Vice President and Director of Mechanical Development Co., Inc., a tool and die and production machine company, since 1984. He also serves as trustee of 17 investment trusts. Mr. Powell is a managing partner of Powell Equity Partners, Cortland Partners, JWM Partners, Emory Partners and NAD Partners and President of Somerset Investments, Ltd. He attended Emory and Henry College and graduated from National Business College with a degree in Accounting.

         Richard M. Riggs, age 78, a director of the Company since 1985, is a self-employed geological consultant. He served as Vice President of Petro Consultants Energy Corporation, a crude oil and natural gas exploration and production company, from June 1978 to December 1984. Mr. Riggs has served as a director of Grey Wolf Exploration Inc., a subsidiary of the Company ("Grey Wolf"), since May 1996. He has previously been employed by Tesoro Petroleum Corporation, a crude oil and natural gas exploration and production company, as Exploration Vice President for North America, and prior to that time was Manager of Domestic Exploration for Ashland Oil, Inc., a crude oil and natural gas exploration and production company. Mr. Riggs graduated with a Bachelors degree in Geology from Dartmouth College and a Masters degree in Geology from Columbia University.

Terms Expiring in 2001

         Robert L. G. Watson, age 48, has served as Chairman of the Board, President, Chief Executive Officer and a director of Abraxas since 1977. Since May 1996, Mr. Watson has also served as Chairman of the Board and a director of Grey Wolf. In November 1996, Mr. Watson was elected Chairman of the Board, President and as a director of Canadian Abraxas. In January 1999, Mr. Watson was elected Chairman of the Board and director of New Cache. Prior to joining Abraxas, Mr. Watson was employed in various petroleum engineering positions with Tesoro Petroleum Corporation, a crude oil and natural gas exploration and production company, from 1972 through 1977, and DeGolyer & McNaughton, an independent petroleum engineering firm, from 1970 to 1972. Mr. Watson received a Bachelor of Science degree in Mechanical Engineering from Southern Methodist University in 1972 and a Master of Business Administration degree from the University of Texas at San Antonio in 1974.

         Chris E. Williford, age 48, was elected Vice President, Treasurer and Chief Financial Officer of Abraxas in January 1993, and as Executive Vice President and a director of Abraxas in May 1993. In November 1996, Mr. Williford was elected Vice President and Assistant Secretary of Canadian Abraxas. In January 1999, Mr. Williford was elected Assistant Secretary of New Cache. Prior to joining Abraxas, Mr. Williford was Chief Financial Officer of American Natural Energy Corporation, a crude oil and natural gas exploration and production company, from July 1989 to December 1992 and President of Clark Resources Corp., a crude oil and natural gas exploration and production company, from January 1987 to May 1989. Mr. Williford received a Bachelor of Science degree in Business Administration from Pittsburgh State University in 1973.

         James C. Phelps, age 76, a director of Abraxas since December 1983, has been a consultant to crude oil and natural gas exploration and production companies such as Panhandle Producing Company and Tesoro Petroleum Corporation since April 1981. Mr. Phelps has served as a director of Grey Wolf since January 1996. From April 1995 to May 1996, Mr. Phelps served as Chairman of the Board and Chief Executive Officer of Grey Wolf, and from January 1996 to May 1996, he served as President of Grey Wolf. From March 1983 to September 1984, he served as President of Osborn Heirs Company, a privately owned crude oil exploration and production company based in San Antonio. Mr. Phelps was President and Chief Operating Officer of Tesoro Petroleum Corporation from 1971 to 1981 and prior to that was Senior Vice President and Assistant to the President of Continental Oil Company. He received a Bachelor of Science degree in Industrial Engineering and a Master of Science degree in Industrial Engineering from Oklahoma State University.


                        INFORMATION CONCERNING DIRECTORS

         During the fiscal year ended December 31, 1998, the Board of Directors held four meetings. All directors attended each of these meetings except Messrs. Burke and Kleberg who each missed one meeting. During 1998, the Company's directors other than Messrs. Watson, Williford and Carington received compensation for service to the Company as a director under the Company's Restricted Share Plan For Directors (the "Director Share Plan") and under the

Company's Director Stock Option Plan (the "Director Option Plan"). See "Executive Compensation -- Compensation of Directors." Directors also received a one-time grant of 3,000 options to purchase shares of Common Stock at $5.56 per share in November 1998 and reimbursement of travel expenses to attend meetings of the Board of Directors.

         None of the nominees for director or the executive officers of the Company has a family relationship with any of the other executive officers or other nominees for director. Except for Richard M. Kleberg, III, who is a director of Cullen Frost Bankers, Inc., and Harold D. Carter, who is a director of Brigham Exploration Company, none of the nominees or continuing directors is a director of any other company which has a class of securities registered under, or is required to file reports under, the Securities Exchange Act of 1934 or of any company registered under the Investment Company Act of 1940.

         The  Company  believes,  based  solely on its  review of the  copies of
Section 16(a) forms furnished to the Company and written representations from executive officers and directors, that all Section 16(a) filing requirements have been fulfilled. In making this disclosure, the Company has relied solely on written representations of its directors and executive officers (and its ten percent stockholders) and copies of the reports that they have filed with the Securities and Exchange Commission.

                      COMMITTEES OF THE BOARD OF DIRECTORS

         The Audit Committee of the Board of Directors, which consists of Messrs. Kleberg, Phelps and Riggs, met two times during 1998. The functions of the Audit Committee are to recommend the appointment of the Company's independent auditors, to review the arrangements for and the scope of the annual audit and to review internal accounting controls.

         The Compensation Committee of the Board of Directors, which consists of Messrs. Kleberg, Phelps and Riggs, met two times during 1998. The functions of the Compensation Committee are to review and make recommendations concerning the compensation of the Company's executive and non-executive officers. The Compensation Committee also administers the Company's 1984 Incentive Stock Option Plan, 1984 Nonqualified Stock Option Plan, 1993 Key Contributor Stock Option Plan and 1994 Long Term Incentive Plan.

         The Nominating Committee, which consists of Messrs. Phelps, Powell and Riggs, did not meet during 1998. The function of the Nominating Committee is to seek out, evaluate and recommend to the Board qualified nominees for election as directors of the Company and to consider other matters pertaining to the size and composition of the Board. The Nominating Committee will give appropriate consideration to qualified persons recommended by stockholders for nomination as directors of the Company provided that such recommendations are accompanied by information sufficient to enable the Nominating Committee to evaluate the qualifications of the nominee.

                 SECURITIES HOLDINGS OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS, NOMINEES AND OFFICERS

         Based upon information received from the persons concerned, each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock of the Company, each director and nominee for director, each of the named executive officers and all directors and officers of the Company as a group, owned beneficially as of March 31, 1999 the number and percentage of outstanding shares of Common Stock of the Company indicated in the following table:


      Name and Address of
       Beneficial Owner              Number of Shares (1)           Percentage

Robert L. G. Watson                       549,967 (2)                   8.20
Endowment Advisors, Inc.                  534,739 (3)                   8.22
      450 Post Road East
      Westport, CT  06881
Wellington Management Company             610,000 (4)                   9.38
      75 State Street
      19th Floor
      Boston, MA 02109
Dimensional Fund Advisors, Inc.           397,700 (5)                   6.12
      1299 Ocean Avenue
      11th Floor
      Santa Monica, CA 90401
Franklin A. Burke                         297,772 (6)                   4.57
Paul A. Powell, Jr.                        68,583 (7)                   1.05
James C. Phelps                            61,586 (8)                   *
Richard M. Kleberg, III                    36,884 (9)                   *
Robert D. Gershen                          29,744 (10)                  *
Chris E. Williford                         89,859 (11)                  1.36
Richard M. Riggs                           20,117 (12)                  *
Harold D. Carter                           18,258 (13)                  *
Stephen T. Wendel                          61,249 (14)                  *
Jack M. Roney                              23,975 (15)                  *
Lee T. Billingsley                         39,300                       *
All Officers and Directors as a         1,297,294 (2)(7)(8)             18.73
      Group (12 persons)                          (9)(10)(11)(12)
                                                  (13)(14)(15)

---------
    *  Less than 1%

(1) Unless otherwise indicated, all shares are held directly with sole voting and investment power.

(2) Includes 20,316 shares owned by Wind River Resources Corporation, a corporation owned by Mr. Watson, as to which Mr. Watson has sole voting and investment power, 30,459 shares issuable upon exercise of options granted pursuant to Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan and 174,541 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan. Does not include a total of 75,880 shares owned by the Robert L. G. Watson, Jr. Trust and the Carey B. Watson Trust, the trustees of which are Mr. Watson's brothers and the beneficiaries of which are Mr. Watson's children. Mr. Watson disclaims beneficial ownership of the shares owned by these trusts.

(3) Includes 419,831 shares of Common Stock owned by Endowment Energy Partners, L.P. ("EEP") and 114,918 shares of Common Stock owned by Endowment Energy Partners II, Limited Partnership ("EEP II"). EEP and EEP II are limited partnerships whose investors are educational institutions and which were formed to make loans to companies in the crude oil and natural gas business. The general partner of both EEP and EEP II is Fairfield Partners, Inc. (Del.) ("Fairfield") which is a wholly-owned subsidiary of Endowment Advisers, Inc. ("EAI"), a Delaware nonstock corporation controlled by its trustees and management. Voting and investment power over the shares held by EEP and EEP II is exercised by the Board of Trustees of EAI, and by Susan J. Carter, the Senior Vice President and Chief Operating Officer of both EAI and Fairfield. The trustees of EAI are principally individuals who are financial officers of educational institutions that have invested in investment partnerships sponsored by EAI, including EEP and EEP II.

(4) Wellington Management Company is an investment manager which has the power to make investment decisions for unrelated clients.

(5) Persons who are officers of Dimensional Fund Advisors Inc. also serve as officers of DFA Investment Dimensions Group, Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 50,000 shares which are owned by the Fund and 57,200 shares which are owned by the Trust.

(6) Includes 8,900 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1984 Non-Qualified Stock Option Plan and 4,500 shares issuable upon exercise of options granted pursuant to the Amended and Restated Director Stock Option Plan (the "Director Option Plan").

(7) Includes 4,228 shares owned by Mechanical Development Co., Inc., all of the outstanding capital stock of which is owned by members of Mr. Powell's family, 18,470 shares owned by the Paul A. Powell Trust of which Mr. Powell is a trustee and his family members are the primary beneficiaries, 51 shares owned by the Paul A. Powell Individual Trust of which Mr. Powell is a trustee, and 63 shares owned by NAD Properties of which Mr. Powell is a general partner. Mr. Powell shares voting and investment power as to all of such shares. Also includes 4,500 shares issuable upon exercise of options granted pursuant to the Director Option Plan.

(8) Includes 56,000 shares owned by Marie Phelps, Mr. Phelps' wife and 4,500 shares issuable upon exercise of options granted pursuant to the Director Option Plan.

(9) Includes 16,688 shares owned by SFD Enterprises,LLC, a private investment company, and 4,500 shares issuable upon exercise of options granted pursuant to the Director Option Plan. Mr. Kleberg shares voting and investment power as to the shares owned by SFD Enterprises.

(10) Includes warrants to purchase 13,500 shares of Common Stock at a price of $7.00 per share owned by Associated Energy Managers, Inc., the principal shareholder and Chief Executive Officer of which is Mr. Gershen, and 4,500 shares issuable upon exercise of options granted pursuant to the Director Option Plan.

(11) Includes 1,786 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1984 Incentive Stock Option Plan, 18,214 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan and 63,750 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.

(12) Includes 700 shares owned by the Riggs Family Trust of which Mr. Riggs is one of the trustees, 1,000 shares owned jointly by Mr. Riggs and his wife and 4,500 shares issuable upon exercise of options granted pursuant to the Director Option Plan.

(13) Includes 4,500 shares issuable upon exercise of options granted pursuant to the Director Option Plan.

(14) Includes 1,340 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1984 Incentive Stock Option Plan, 10,000 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan and 47,898 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.

(15) Includes 10,000 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan and 13,500 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.

                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of directors who are not employees of the Company. The Committee is responsible for establishing and administering the compensation levels for the Company's executive and non-executive officers. The members of the Committee believe that the ability to attract and retain qualified executive and non-executive officers and provide appropriate incentives to the Company's executive and non-executive officers is essential to the long-term success of the Company.

         In determining executive compensation, the Committee reviews the compensation programs, pay levels and business results of the Company as compared to those crude oil and natural gas exploration and production companies included in the KPMG Peat Marwick LLP 1998 Energy Compensation Survey (the "KPMG Survey").

         Compensation Philosophy and Objectives. The philosophy underlying the development and administration of the Company's annual and long-term compensation plans is to align the interests of management with those of the Company's stockholders. Key elements of this philosophy are:

         *Establishing compensation plans that deliver base salaries which are competitive with the companies included in the KPMG Survey, within the Company's budgetary constraints and commensurate with the Company's performance as measured by operating, financial and strategic objectives.

         *Providing equity-based incentives for executive and non-executive officers to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners rather than just as employees.

         *Rewarding   executive  and  non-executive   officers  for  outstanding
         performance particularly where such performance is reflected by an increase in the value of the Company's Common Stock.

The compensation currently paid to the Company's executive and non-executive officers consists of base salary, various employee benefits (including medical and life insurance and 401(k) plan benefits generally available to all employees of the Company), annual cash bonuses and grants of stock options and awards under the Company's 1994 Long Term Incentive Plan (the "LTIP").

         Elements of the Executive Compensation Program.

         Base Salaries. The Committee believes that the Company's base salary levels for executive officers are consistent with the practices of the companies included in the KPMG Survey. Increases in base salary levels from time to time are designed to reflect competitive practices in the industry, financial performance of the Company and individual performance of the officer.

         In the first quarter of each year, the Chief Executive Officer submits to the Committee recommendations for salary adjustments based upon his subjective evaluation of individual performance and his subjective judgment regarding setting each executive and non-executive officer's salary within the Company's salary range. This range is set by reference to the salaries paid by the companies included in the KPMG Survey while remaining within the Company's budgetary constraints. The companies included in the KPMG Survey are used to compare the Company's salary structure to that of other companies that compete with the Company for executives but without targeting salaries to be higher, lower or approximately the same as those of the companies included in the KPMG Survey. The Committee does not consider the performance of any of the companies included in the KPMG Survey in setting the Company's salary structure.

         Annual Cash Bonuses. In 1994, the Board of Directors adopted an annual cash bonus plan which established certain criteria for the payment of annual cash bonuses to all officers of the Company at or above the Vice President level. The plan was amended in 1997. Under the plan as amended, each participant is given an annual bonus opportunity based on the achievement of certain goals. The amount of the bonuses to be paid to Messrs. Watson, Williford, Carington, Wendel, Roney and Dr. Billingsley, if any, will be based upon attaining goals set by the Board of Directors after assessing the recommendations of management for earnings per share, cash flow per share, share price and general and administrative expenses per barrel of oil equivalent produced ("G & A"), with each factor being weighted equally in the calculation. With respect to officers responsible for the Company's operations, earnings per share, cash flow per share, share price and G & A will account for 50% of the calculation and performance factors unique to the Company's operations will account for the remaining 50% of the calculation. With respect to officers responsible for the Company's exploration and geological activities, including Dr. Billingsley, all of the goals described above are included and account for 50% of the calculation and a goal for incremental proved (booked) reserves from certain properties accounts for the remaining 50%. For Messrs. Watson, Williford and Carington, the base bonus could be as high as 35% of base salary if all goals are attained. For Messrs. Wendel, Roney and Dr. Billingsley, the bonus could be as high as 25% of base salary if all goals are attained. If all performance goals are met or exceeded, additional bonuses of up to 25% of base salary can be earned by each participant. The Board has the prerogative to adjust the bonus earned by any participant, including Messrs. Watson, Williford, Carington, Wendel, Roney and Dr. Billingsley, to take into account extraordinary factors not contemplated by the bonus plan when the impact of such contributions or factors cannot be adequately reflected by the bonus determined under the methodology described above. In 1998, none of the goals were attained and no bonuses were paid.

         Long-Term Incentives. In 1994, the Board adopted the LTIP in order to compensate executive and non-executive officers and employees who contribute significantly to the operation of the Company. In 1998, the Board amended the LTIP in order to increase the number of shares of Common Stock which may be issued thereunder to an aggregate of 1,550,000 shares The LTIP makes available to the Committee a number of incentive devices such as incentive stock options and non-qualified stock options, stock appreciation rights, restricted stock, performance units, performance shares and dividend units. The Committee adopts administrative guidelines from time to time which define specific eligibility criteria, the types of awards to be employed and the value of such awards. Specific terms of each award, including minimum performance criteria which must be met to receive payment, are provided in individual award agreements granted to each award recipient. Award agreements also contain change in control provisions. Option holdings and previous awards are not taken into account.

         The Board believes that the LTIP has given the Company the flexibility to structure awards to meet the Company's business needs. In making long-term incentive awards under the LTIP, the Committee seeks to ensure that the total compensation package, including cash compensation, is competitive with the compensation paid by the companies included in the KPMG Survey, yet substantially contingent upon the success of individual and corporate efforts to produce attractive long-term returns to the Company's stockholders.

         CEO Compensation. Mr. Watson's salary in 1998 was based on the Committee's evaluation of his performance and the Company's performance, after reviewing competitive salary data from the companies included in the KPMG Survey and the Company's budgetary constraints. The Committee's determination of Mr. Watson's total salary was based upon the salaries paid to chief executive officers of the companies included in the KPMG Survey and the salary structure of the Company.

         Policy on Deductibility of Compensation. In 1993, the federal tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation for purposes of the tax law, the performance measures must be approved by the stockholders. Since the Company does not anticipate that the compensation for any executive officer will exceed the $1 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested. The Committee will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

         This report is submitted by the members of the Committee:

                             Richard M. Kleberg, III
                                 James C. Phelps
                                Richard M. Riggs

Compensation Summary

         The following table sets forth a summary of compensation for the fiscal years ended December 31, 1996, 1997 and 1998 paid by the Company to Robert L.G. Watson, the Chairman of the Board, President and Chief Executive Officer of the Company, Chris E. Williford, the Executive Vice President, Chief Financial Officer and Treasurer of the Company, Stephen T. Wendel, the Company's Vice President-Land and Marketing, Robert E. Patterson, the Company's former Vice President of Operations, and to Robert W. Carington, Jr., the Company's Executive Vice President, for the fiscal year ended December 31, 1998. Abraxas did not have any executive officers other than Messrs. Watson, Williford, Patterson and Wendel whose total annual salary and bonus exceeded $100,000 for the years ended December 31, 1996, and 1997 and Messrs. Watson, Williford, Carington, Patterson and Wendel for the year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                    Long Term
                                                                   Compensation
                                                                   ------------
                                     Annual Compensation               Awards
                                ------------------------------------------------
                                                                      Options
 Name and Principal                                                    /SARs
 Position                        Year     Salary ($)     Bonus ($)      (#)
 ----------------------------  ------- --------------  ------------  -----------

 Robert L. G. Watson,           1996     $ 133,187 (1) $ 135,550 (2)  140,000
 Chairman  of  the  Board  and  1997     $ 211,154     $  39,373 (3)  100,000
 President                      1998     $ 253,367            --      140,000
                                                              -

 Chris E. Williford,            1996     $ 121,315     $  72,000 (3)   40,000
 Executive Vice President,      1997     $ 148,269     $  26,250 (3)   40,000
 Chief Financial Officer        1998     $ 155,770               --    35,000
 and Treasurer

 Robert  W.  Carington,   Jr.,  1998     $ 103,846           --       320,000
 Executive Vice President

 Robert E. Patterson,           1996     $ 124,615     $  35,000 (3)   60,000
 Vice President of Operations   1997     $ 148,269     $   9,375 (3)   50,000
 (4)                            1998     $ 155,770            --       30,000

 Stephen T. Wendel,             1996     $  76,577     $  40,000 (3)   18,660
 Vice President - Land and      1997     $ 106,731     $  13,750 (3)   25,000
 Marketing                      1998     $ 114,231            --       20,000
 -------------------------------------------------------------------------------

(1)      Includes $1,093 of stock awards and $107,188 of salary.
(2)      Includes $95,000 in cash and $40,550 of stock awards.
(3)      One-half paid in cash and one-half in stock awards.
(4)      Mr. Patterson left the Company in March 1999.

Grants of Stock Options and Stock Appreciation Rights During the Fiscal Year Ended December 31, 1998

         Pursuant to the Abraxas Petroleum Corporation 1984 Incentive Stock Option Plan (the "ISO Plan"), the Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan (the "1993 Plan") and the Abraxas Petroleum
Corporation 1994 Long Term Incentive Plan (the "LTIP"), the Company grants to employees and officers of the Company (including directors of the Company who are also employees) incentive stock options and non-qualified stock options. The ISO Plan, the 1993 Plan and the LTIP are administered by the Compensation Committee which, based upon the recommendation of the Chief Executive Officer, determines the number of shares subject to each option.

         The table below contains certain information concerning stock options granted to Messrs. Watson, Williford, Carington, Patterson and Wendel during 1998:


                                       OPTION GRANTS IN FISCAL YEAR
-----------------------------------------------------------------------------------------------------------
                                     % of Total                                Potential Realizable Value
                                       Options      Exercise                   at Assumed Annual Rates of
                          Options    Granted to    Price Per   Expiration     Stock Price Appreciation
         Name             Granted     Employees      Share       Date             for Option Term
                                                       $
==========================================================================================================
                                                                                   5%            10%
Robert L.G.  Watson     100,000(1)         15.1    14.38        1/08            $904,000     $2,292,000
                         40,000(1)          6.0     5.56        11/08            140,000        354,400

Chris E. Williford      15,000 (1)          2.3    14.38        1/08             135,600        343,800
                        20,000 (1)          3.0     5.56        11/08             70,000        177,200

Robert W. Carington,    300,000(1)         45.2     8.75        5/08           1,650,000      4,185,000
Jr.                      20,000(1)          3.0     5.56        11/08             70,000        177,200

Stephen T. Wendel       10,000 (1)          1.5    14.38        1/08              90,400        229,200
                        10,000 (1)          1.5     5.56        11/08             35,000         88,600

Robert E.  Patterson    15,000 (2)          2.3    14.38        1/08             135,600        343,800
                        15,000 (2)          2.3     5.56        11/08             52,500        132,900
-------------

(1) One-fourth of the options becomes exercisable on each of the first four anniversaries of the date of grant. (2) Mr. Patterson left the Company in March 1999 before any of the options became exercisable.

         The table below contains certain information concerning exercises of stock options during the fiscal year ended December 31, 1998 by Messrs. Watson, Williford, Carington, Patterson and Wendel and the fiscal year end value of unexercised options held by Messrs. Watson, Williford, Carington, Patterson and Wendel.

                   Aggregated Option Exercises in Fiscal 1998
                        and Fiscal Year End Option Values


                                                                                                  Value of
                                                                           Number of             Unexercised
                                                                           Unexercised          in-the-Money
                                                                           Options on            Options on
                                                                         December 31,1998        December 31,
                                                                               #                   1998 ($)
                           Shares Acquired By                              Exercisable/          Exercisable/
            Name              Exercise (#)      Value Realized ($)        Unexercisable          Unexercisable
--------------------------------------------------------------------------------------------------------------

Robert L. G. Watson                  0                    0              165,000/275,000             0 / 0

Chris E. Williford                   0                    0                68,750/86,250             0 / 0

Robert W. Carington, Jr.             0                    0                   0 /320,000             0 / 0

Stephen T. Wendel                    0                    0                44,420/50,580             0 / 0

Robert E. Patterson                  0                    0                56,250/83,750 (1)         0 / 0
-------------

(1) Mr. Patterson left the Company in March 1999. All of the options granted to Mr. Patterson were terminated prior to their exercise.

Long Term Incentive Plan Awards During the Fiscal Year Ended December 31, 1998

         The Company did not make any awards to any of Messrs. Watson, Williford, Carington, Patterson, and Wendel under a long term incentive plan during the fiscal year ended December 31, 1998.

Employment Agreements

         The Company has entered into Employment Agreements (the "Employment Agreements") with each of Messrs. Watson, Williford, Carington and Wendel as well as with Jack M. Roney, Abraxas' Vice President-Corporate Development, and Lee T. Billingsley, Abraxas' Vice President of Exploration, pursuant to which each of Messrs. Watson, Williford, Carington, Wendel, Roney and Dr. Billingsley will receive compensation as determined from time to time by the Board in its sole discretion. The Employment Agreements, originally scheduled to terminate on December 31, 1998, were automatically extended for one year and will terminate on December 31, 1999, and may be automatically extended for an additional year if by December 1 of the prior year neither the Company nor Messrs. Watson,

Williford, Carington, Wendel, Roney or Dr. Billingsley, as the case may be, has given notice that he or it, as the case may be, does not wish to extend the term. Except in the event of a change in control, at all times during the term of the Employment Agreements, each of Messrs. Watson's, Williford's, Carington's, Wendel's, Roney's and Dr. Billingsley's employment is at will and may be terminated by the Company for any reason without notice or cause. If a change in control occurs during the term of the Employment Agreement or any extension thereof, the expiration date of Mr. Watson's Employment Agreement is automatically extended to a date no earlier than five years following the effective date of such change in control, the expiration date of each of Messrs. Williford's and Carington's Employment Agreement is automatically extended to a date no earlier than four years following the effective date of such change in control and the expiration date of each of Messrs. Wendel's, Roney's and Dr. Billingsley's Employment Agreement is automatically extended to a date no earlier than three years following the effective date of such change in control. If, following a change in control, Messrs. Watson's, Williford's, Carington's, Wendel's, Roney's or Dr. Billingsley's employment is terminated other than for Cause (as defined in each of the Employment Agreements) or Disability (as defined in each of the Employment Agreements), by reason of Messrs. Watson's, Williford's, Carington's, Wendel's, Roney's or Dr. Billingsley's death or retirement or by Messrs. Watson, Williford, Carington, Wendel, Roney or Dr. Billingsley, as the case may be, other than for Good Reason (as defined in each of the Employment Agreements), then Mr. Watson will be entitled to receive a lump sum payment equal to five times his annual base salary, Messrs. Williford and Carington will each be entitled to receive a lump sum payment equal to four times his annual base salary and Messrs. Wendel, Roney and Dr. Billingsley will each be entitled to receive a lump sum payment equal to three times his annual base salary. If any such lump sum payment would individually or together with any other amounts paid or payable constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended ("Section 280G"), and applicable regulations thereunder (the "Code"), the amounts to be paid will be increased so that Messrs. Watson, Williford, Carington, Wendel, Roney or Dr. Billingsley, as the case may be, will be entitled to receive the amount of compensation provided in his contract after payment of the tax imposed by Section 280G.

Report on Repricing of Options

         On March 25, 1998, the Board of Directors approved a plan pursuant to which the price of each outstanding stock option granted to employees and directors of the Company with an exercise price greater than $7.44 per share was reduced to $7.44 per share.

         The Committee believed that repricing the existing options was in the best interests of the Company and its stockholders. In the view of the Committee, the decline of the market price of the Company's Common Stock substantially impaired the effectiveness of the existing options as a means of attracting and retaining qualified executive and non-executive officers and providing appropriate incentives to the Company's executive and non-executive officers.

         The following table sets forth certain information concerning repricing of stock options held by any current executive officer during the period commencing on May 7, 1991 (the date on which the Company became a reporting company pursuant to the Securities Exchange Act of 1934, as amended) and ending on December 31, 1998.


                                                                                                         Length of
                                                                                                         Original
                                                             Market Price                                Option Term
                                                             of Stock at    Exercise                     Remaining
                                    Number of Securities     Time  of       Price  at                    at Date of
                  Date of           Underlying Options       Repricing or   Time of       New Exercise   Repricing
                                    Repriced or Amended                     Repricing or                 or
Name              Repricing          Old           New       Amendment      Amendment         Price      Amendment
----              ---------          ---           ---       ---------      ---------         -----      ---------
Robert L. G.      03/07/96         60,000        60,000          $6.75          $9.50         $6.75      95 Mos
Watson,           03/25/98        100,000       100,000          $7.44          $7.50         $7.44      104 Mos
Chairman of the   03/25/98        100,000       100,000          $7.44         $10.75         $7.44      108 Mos
Board,            03/25/98        100,000       100,000          $7.44         $14.38         $7.44      116 Mos
President and
Chief Executive
Officer

Chris E.          03/07/96          6,252        6,252           $6.75          $7.50         $6.75       75 Mos
Williford,        03/07/96         13,748       13,748           $6.75          $9.75         $6.75       76 Mos
Executive Vice    03/07/96         20,000       20,000           $6.75          $9.50         $6.75       95 Mos
President,        03/25/98         20,000       20,000           $7.44          $7.50         $7.44      104 Mos
Chief Financial   03/25/98         40,000       40,000           $7.44         $10.75         $7.44      108 Mos
Officer and       03/25/98         15,000       15,000           $7.44         $14.38         $7.44      116 Mos
Treasurer

Stephen T.        03/07/96         10,000        10,000          $6.75          $9.75         $6.75       76 Mos
Wendel,           03/07/96         20,000        20,000          $6.75          $9.50         $6.75       95 Mos
Vice President    03/25/98          8,000         8,000          $7.44          $7.50         $7.44      104 Mos
- Land and        03/25/98         25,000        25,000          $7.44         $10.75         $7.44      108 Mos
Marketing         03/25/98         10,000        10,000          $7.44         $14.38         $7.44      116 Mos


         This report is submitted by the members of the Committee:

                             Richard M. Kleberg, III
                                 James C. Phelps
                                Richard M. Riggs

Performance Graph

         Set forth below is a performance graph comparing yearly cumulative total stockholder return on the Company's Common Stock with (a) the monthly index of stocks included in the Standard and Poor's 500 Index and (b) the Everen Securities monthly index (the "Everen Index") of stocks of crude oil and natural gas exploration and production companies with a market capitalization of less than $300 million (the "Comparable Companies"). The Comparable Companies are:

Adams Resources & Energy, Inc.; Arch Petroleum, Inc.; Basin Exploration, Inc.; Bellwether Exploration Company; Callon Petroleum Company; COHO Energy, Inc.; Columbus Energy Corporation; Edge Petroleum Corporation, Equity Oil Company; Goodrich Petroleum Corporation; Harcor Energy, Inc.; Howell Corporation; Key Production Company, Inc.; Magnum Hunter Resources, Inc.; Maynard Oil Company; McFarland Energy, Inc.; The Meridian Resource Corporation; Offshore Energy Development Corporation; PetroCorp Incorporated; Plains Resources, Inc.; Prima Energy Corporation; Unit Corporation; Venus Exploration, Inc.; Wainoco Oil Corporation; and Wiser Oil Company.

         All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The years compared are 1993, 1994, 1995, 1996, 1997 and 1998.
                         S&P       EVEREN
                         500       INDEX   ABRAXAS
                       -------    -------  -------

     Dec-93              100       100       100
     Mar-94               96        90       107
     Jun-94               95        98       117
     Sep-94               99       114       105
     Dec-94               98       109        90
     Mar-95              107       115        87
     Jun-95              117       130        85
     Sep-95              125       126        79
     Dec-95              132       139        61
     Mar-96              138       141        53
     Jun-96              144       151        63
     Sep-96              147       156        56
     Dec-96              159       186        96
     Mar-97              162       163       107
     Jun-97              190       187       125
     Sep-97              203       201       142
     Dec-97              208       168       144
     Mar-98              236       167        82
     Jun-98              243       146        89
     Sep-98              218        90        67
     Dec-98              263        62        43

Compensation of Directors

         Non-Qualified Stock Option Plan. Each director of the Company, other than Messrs. Watson, Williford, Carington, Carter and Gershen, has previously been granted options to purchase 8,900 shares of Common Stock under the Company's 1984 Non-Qualified Stock Option Plan (the "Non-Qualified Plan"). There are currently outstanding options to purchase 8,900 shares of Common Stock under the Non-Qualified Plan. Mr. Burke holds an option to purchase 8,900 shares of Common Stock at an exercise price of $6.75 per share.

         Restricted Share Plan for Directors. Pursuant to the Abraxas Petroleum Corporation Restricted Share Plan for Directors (the "Director Share Plan"), each director of the Company, other than Messrs. Watson, Williford, and Carington is entitled to receive compensation for attendance at regular and special meetings of the Board of Directors. Initially each eligible director of the Company was issued 400 shares of Common Stock during 1994 as an initial grant under the Director Share Plan and thereafter received a number of shares of Common Stock equal to the product of 1,000 times the Capitalization Factor (as defined in the Director Share Plan) divided by the Average Stock Price (as defined in the Director Share Plan) as of the date of a meeting of the Board. In 1997, the Director Share Plan was amended to provide that one-half of the compensation under the Director Share Plan shall be paid in cash and one-half in shares of Abraxas Common Stock. For 1998, each of the directors, received the number of shares of Common Stock and cash compensation set forth opposite his name under the Director Share Plan:

Name                              Number of Shares       Cash Compensation
----------------------         -------------------- ------------------------
Franklin M. Burke                         297                  $2,000
Harold D. Carter                          440                   3,000
Robert D. Gershen                         440                   3,000
Richard M. Kleberg                        352                   2,500
James C. Phelps                           586                   4,000
Paul A. Powell                            371                   2,500
Richard M. Riggs                          586                   4,000

         Director Stock Option Plan. Pursuant to the Abraxas Petroleum Corporation Director Stock Option Plan (the "Director Option Plan"), each non-employee member of the Board of Directors of the Company on June 1, 1996 was granted an option to purchase 8,000 shares of Common Stock at a price of $6.75 per share. Each person who becomes a director after that date will also be granted an option to purchase 8,000 shares of Common Stock at the then prevailing price of the Common Stock as quoted on the Nasdaq National Market. In addition, in March 1998, the Director Option Plan was amended and restated to provide that each non-employee member of the Board of Directors as of the date of the first meeting of the Board of Directors in each year will receive options to purchase 2,000 shares of Common Stock at the closing price of the Common Stock on such date. On each of March 25, 1998 and on March 25, 1999, each non-employee Director received options to purchase 2,000 shares of Common Stock.

         Other Compensation. On November 19, 1998, the Company granted 3,000 options at an exercise price of $5.56 per share to each director other than Messrs. Watson, Williford and Carington.The directors of the Company received no other compensation for services as directors, except for reimbursement of travel expenses to attend Board meetings.

                              CERTAIN TRANSACTIONS

         Wind River Resources Corporation ("Wind River"), all of the capital stock of which is owned by Mr. Watson, owns a twin-engine airplane. The airplane is available for business use by employees of the Company from time to time at Wind River's cost.The Company paid Wind River a total of $302,289 for use of the plane during 1998.

         Grey Wolf owns a 10% interest in certain producing properties owned by Canadian Abraxas Petroleum Limited, the Company's wholly-owned subsidiary ("Canadian Abraxas"), and in Canadian Abraxas' natural gas processing plants and manages the operations of Canadian Abraxas pursuant to a management agreement between Canadian Abraxas and Grey Wolf. Under the management agreement, Canadian Abraxas reimburses Grey Wolf for reasonable costs or expenses attributable to Canadian Abraxas and for administrative expenses based upon the percentage that Canadian Abraxas' gross revenue bears to the total gross revenue of Canadian Abraxas and Grey Wolf. In 1998, Canadian Abraxas paid CDN $1,485.155 to Grey Wolf pursuant to the management agreement.

         Abraxas  has  adopted  a policy  that  transactions,  including  loans, between Abraxas and its officers, directors, principal stockholders, or affiliates of any of them, will be on terms no less favorable to Abraxas than can be obtained on an arm's length basis in transactions with third parties and must be approved by the vote of at least a majority of the disinterested directors.

                                  PROPOSAL TWO

                    APPROVAL OF ABRAXAS PETROLEUM CORPORATION
             SECOND AMENDED AND RESTATED DIRECTOR STOCK OPTION PLAN

         The Abraxas Petroleum Corporation Director Stock Option Plan (the "Director Option Plan") was adopted by the Board of Directors and approved by the stockholders in 1996. In March 1998, the Director Option Plan was amended and restated to provide that each non-employee member of the Board of Directors as of the date of the first meeting of the Board of Directors in each year will receive options to purchase 2,000 shares of Common Stock at the closing price of the Company's Common Stock on such date.

         The aggregate number of shares of the Common Stock that currently may be issued under the Director Option Plan may not exceed 104,000 shares. As of March 31, 1999, there were no shares of the Common Stock remained available for future awards under the Director Option Plan. The Board of Directors proposes to amend the Director Option Plan to increase the aggregate number of shares of Common Stock that may be issued thereunder to 254,000 shares.

         In addition, the Board of Directors proposes to amend the Director Option Plan to conform to recent changes under Section 16 of the Securities Exchange Act. Section 14 of the Director Option Plan, entitled "Amendment or Termination of Plan," currently states:

         Except as otherwise provided herein, the Plan may be amended or terminated in whole or in part by the Board of Directors of the Company (in its sole discretion), but no such action shall adversely affect or alter any right or obligation with respect to any Option or Option Agreement then in effect, except to the extent that any such action shall be required or desirable (in the opinion of the Company or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Code by the Internal Revenue Service. Notwithstanding anything else herein contained to the contrary, (a) stockholder approval shall be required for any amendment which will (i) increase the aggregate number of shares of Common Stock that may be issued and sold under the Plan, or (ii) change the designation of class of persons eligible to receive options; and (b) the provisions of the Plan relating to (i) the number of shares of Common Stock for which an option may be granted, (ii) the option price, (iii) the timing of the grant and vesting of an option, may not be amended more than once every six months, with the exception of amendments required to be made so that the Plan continues to comply with the Code, ERISA, or the regulations promulgated or proposed thereunder.

Under the proposed amendment, the first sentence of Section 14 of the Director Option Plan would remain unchanged and the second sentence of Section 14 would be deleted.

         The following summary of the Director Option Plan, including the proposed amendments thereto, is qualified in its entirety by reference to Exhibit A. The Director Option Plan is a non-discretionary plan which authorizes the grant of non-statutory stock options to acquire shares of Common Stock to those persons who are directors and not officers of the Company. All directors other than Messrs. Watson, Williford and Carington are eligible to receive grants under the Director Option Plan. The number of shares for which options may be granted are subject to adjustment in the event of a stock dividend, split up or combination of stock, or reclassification of shares of stock.

Participants and Terms

         Pursuant to the terms of the Director Option Plan, each director of the Company, other than Messrs. Watson, Williford and Carington, was granted an option to acquire 8,000 shares of Common Stock on June 1, 1996. Directors who join the Board for the first time on or after June 1, 1996 are granted an option to acquire 8,000 shares of Common Stock on the date they become directors of the Company. Additionally, on the date of the first regular meeting of the Board of Directors of the Company in each year, each director of the Company, other than Messrs. Watson, Williford and Carington, who has been a director for one year prior to such date shall be granted an option to purchase 2,000 shares of Common Stock.

          The option price per share for each option is the fair market value (as defined in the Director Option Plan) of the Common Stock on the date of grant. The Director Option Plan contains change in control provisions. Grants of options vest evenly over a four year period commencing on the first anniversary of the date of grant. Each option expires on the tenth anniversary of the date of grant. No option granted under the Director Option Plan is transferable other than by will or the laws of descent and distribution.

Shares of Common Stock Subject to the Director Option Plan

         The Director Option Plan currently provides that the aggregate number of shares of Common Stock that may be issued may not exceed 104,000. Under the Director Option Plan, as proposed to be amended, the aggregate number of shares of the Common Stock that may be issued would be increased to 254,000 shares.

Amendments

         The Director Option Plan currently provides that the Board of Directors may amend such plan; provided, that stockholder approval is required for any amendment which will (i) increase the aggregate number of shares of Common Stock that may be issued and sold under the Director Option Plan or (ii) change the designation of the class of persons eligible to receive options. The Director Option Plan also currently provides that the provisions of the Director Option Plan relating to (i) the number of shares of Common Stock for which an option may be granted, (ii) the option price and (iii) the timing of the grant and vesting of an option, may not be amended more than once every six months, with the exception of amendments required to be made so that the Director Option Plan continues to comply with the Internal Revenue Code, ERISA, or the rules promulgated thereunder. The Director Option Plan, as proposed to be amended, may be amended or terminated by the Board of Directors (in its sole discretion), but no such action shall adversely affect or alter any right or obligation with respect to any option or option agreement then in effect, except to the extent that any such action shall be required or desirable (in the opinion of the Company or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Internal Revenue Code by the Internal Revenue Service.

Federal Income Tax Considerations

         Options granted under the Director Option Plan will be nonqualified stock options. A nonqualified stock option is a right to purchase a specified number of shares of Common Stock at a fixed option price over a specified period of time. Because the fair market value of an option at the time it is granted is ordinarily not considered to be "readily ascertainable," the grant of a nonqualified option results in neither taxable income to the option holder nor a tax deduction to the Company. Except as noted below, when an option holder exercises such an option he will realize, for federal income tax purposes, ordinary income in the amount of the difference between the option price and the then fair market value of the shares, and the Company will be entitled to a corresponding deduction if federal income tax withholding requirements are satisfied. Any such ordinary income will increase the option holder's tax basis for the purpose of computing his gain or loss on the later sale or exchange of the shares.

         With respect to options exercised by officers and directors of the Company who could be subject to Section 16(b) of the Securities Exchange Act of 1934, instead of the tax treatment described above, a different rule will apply unless an election is filed by the option holder with the Internal Revenue Service under Section 83(b) of the Code within 30 days of the date the option is exercised. If such an election is not filed, such option holder will recognize ordinary income upon the lapse of the Section 16(b) restrictions (rather than on the exercise of the option) in the amount by which the fair market value of the shares on the date the restriction lapses exceeds the option price, and the Company will be entitled to a corresponding deduction at such time. Any such ordinary income will increase the option holder's tax basis for the purpose of computing his gain or loss on the sale or exchange of the shares.

         Upon the subsequent sale or exchange by the option holder of stock purchased upon exercise of the option, any excess of the selling price over the option holder's tax basis (which tax basis will generally equal the amount paid for the shares plus the ordinary income recognized as described above) will be treated as capital gain, and any diminution of such selling price below his purchase price will be treated as capital loss. If the holding period and other requirements of the capital gains provisions are satisfied, any profit realized by the option holder on such a later sale or exchange of such shares will be long-term capital gain and any loss will be long-term capital loss. A resale by the option holder has no tax consequence as far as the Company is concerned.

New Plan Benefits

         The following table sets forth the benefits to be received by the named group under the Director Option Plan in 1999:

                          Abraxas Petroleum Corporation
                           Director Stock Option Plan

                                     Dollar                      Number
Name                               Value (1)                   of Units (2)
-----------------------------      ---------                   ------------

Non-Executive Director Group        $20,580                       14,000

----------------

(1) Shares of Common Stock have been valued at $1.47 per share, the average of the high and low sale prices of the Company's Common Stock as reported on the NASDAQ Stock Market on April 22, 1999.

(2) Includes 2,000 shares of Common Stock awarded on March 25, 1999 to each eligible Director. The Director Option Plan provides for an annual grant of 2,000 options to each eligible Director.


         Approval of the amendments to the Director Option Plan as described above requires the affirmative vote of a majority of the outstanding shares of Common Stock eligible to vote at the meeting. The Board of Directors recommends a vote "FOR" adoption of this proposal.

                                 PROPOSAL THREE

                             APPOINTMENT OF AUDITORS

         The Board of Directors has appointed the firm of Ernst & Young LLP ("Ernst & Young") to examine the financial statements of the Company for the 1999 fiscal year. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         Approval of the appointment of auditors is not a matter which is required to be submitted to a vote of stockholders, but the Board of Directors considers it appropriate for the stockholders to express or withhold their approval of the appointment. If stockholder approval should be withheld, the Board of Directors would consider an alternative appointment for the succeeding fiscal year. The Board of Directors recommends that the stockholders approve the appointment of Ernst & Young.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the 2000 Annual Meeting must be received in writing by the Company at its principal executive offices not later than December 25, 1999. The Company's principal executive offices are located at 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232.

                               PROXY SOLICITATION

         The cost of soliciting proxies will be borne by the Company. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or meetings with, stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation therefor.

         The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

                                  OTHER MATTERS

         No business other than the matters set forth in this Proxy Statement is expected to come before the meeting, but should any other matters requiring a vote of stockholders arise, including a question of adjourning the meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interests of the Company. If any of the nominees for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of the Company.

         Upon the written request of any person whose proxy is solicited hereunder, the Company will furnish without charge to such person a copy of its annual report filed with the Securities and Exchange Commission on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 1998. Such written request is to be directed to the attention of Stephen T. Wendel, 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232.

                       By Order of the Board of Directors



                                Stephen T. Wendel
                                    Secretary

Dated:  April 30, 1999

                                    EXHIBIT A

                          ABRAXAS PETROLEUM CORPORATION

                           SECOND AMENDED AND RESTATED
                           DIRECTOR STOCK OPTION PLAN


         Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), hereby amends and restates the following Director Stock Option Plan (the "Plan") for non-officer members of the Board of Directors of the Company who are not employees or officers of the Company.

         1.       Purpose.

         The Abraxas Petroleum Corporation Director Stock Option Plan (the "Plan") is intended to promote the best interests of the Company and its stockholders by enabling the Company to attract and retain persons of exceptional ability as directors and by providing an incentive to directors of the Company in the form of an equity participation in the Company.

         2.       Definitions.

         The following terms shall have the following meanings when used herein unless the context clearly otherwise requires:

                  (a) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (b) "Company" means Abraxas Petroleum Corporation, a Nevada corporation, and any subsidiary corporation, as defined in Section 424(f) of the Code, to which the Board of Directors of Abraxas Petroleum Corporation has determined to extend the application of the Plan.

                  (c) "Common Stock" means Common Stock, par value $.01 per share, of the Company issued pursuant to the Plan.

                  (d) "Eligible Participant" means any member of the Board of Directors of the Company who has not, within one year immediately preceding the determination of such director's eligibility, (i) been an employee of the Company and (ii) received any award under any plan of the Company or any of its affiliates that entitles the participants therein to acquire shares of Common Stock or other securities of the Company or any of its affiliates (other than the Plan or any other plan under which participants' entitlements are governed by provisions meeting the requirements of Rule 16b-3(c) promulgated under the Exchange Act).

                  (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (f) "Exercise Price" means the price at which a share of Common Stock may be purchased by a particular Participant pursuant to the exercise of an Option, as determined in accordance with Section 8 hereof.

                  (g) "Option Agreement" means an agreement by and between a Participant and the Company setting forth the specific terms and conditions of an Option as well as the specific terms and conditions under which Common Stock may be purchased by such Participant pursuant to the exercise of such Option. Such Option Agreement shall be subject to the provisions of the Plan (which shall be incorporated by reference therein) and shall be in substantially the form attached hereto as Exhibit A.

                  (h) "Option" means the right of a Participant to purchase shares of Common Stock in accordance with the terms of the Plan and the Option Agreement which does not qualify as an incentive stock option under Section 422 of the Code, at a fixed option price equal to no less than 100 percent of the Fair Market Value (as defined in Section 8 hereof) of the Common Stock on the date the Option is granted.

                  (i) "Participant" means any Eligible Participant who is a party to an Option Agreement.

         3.       Adoption and Administration of Plan.

         The Plan shall become effective upon approval by the stockholders of the Company at the Annual Meeting of Stockholders held on May 16, 1996 or at any adjournments or postponements thereof. Upon such effectiveness, except as otherwise set forth herein, any action taken by the Board of Directors of the Company with respect to the implementation, interpretation or administration of the Plan shall be final, conclusive and binding including, without limitation, the grant of any Options pursuant to the Plan. The Board of Directors shall administer the Plan.

         4.       Total Number of Shares of Common Stock.

         The number of shares of Common Stock which may be issued in the aggregate by the Company under the Plan pursuant to the exercise of Options granted hereunder shall not be more than 254,000 shares. Such shares of Common Stock may be issued out of the authorized and unissued shares of Common Stock of the Company or out of shares of Common Stock held in the Company's treasury. Any shares subject to an Option which expires or is terminated unexercised as to such shares may again be subject to an Option under the Plan, subject to adjustment pursuant to the provisions of Section 12 hereof.

         5.       Term.

         The Plan will continue until May 16, 2006 or until all shares of Common Stock issuable pursuant to the Plan shall have been issued.

         6.       Eligibility and Formula Awards.

                  (a) All members of the Board of Directors of the Company who are Eligible Participants shall be eligible to receive Options under the Plan. All of the Options granted under the Plan shall be subject to all of the terms and conditions of the Plan and of the Option Agreement under which they are granted.

                  (b) On June 1, 1996, each person who is, as of June 1, 1996, an Eligible Participant shall be granted an Option to purchase 8,000 shares of Common Stock. Each person who becomes an Eligible Participant on or after June 1, 1996 shall be granted, on the date such person first becomes an Eligible Participant, an Option to purchase 8,000 shares of Common Stock.

                  (c) On the date of the first regular meeting of the Board of Directors of the Company in each year, each Eligible Participant who has been an Eligible Participant for one year prior to such date shall, in addition to the Option granted under Section 6(b) hereof, be granted an Option to purchase 2,000 shares of Common Stock.

         7.       Grant, Exercise Rights and Termination of Options.

                  (a) An Eligible Participant shall have an Option, and shall thereby become and be a Participant, only upon the due execution by such Eligible Participant and the Company of an Option Agreement (in the form attached hereto as Exhibit A).

                  (b) An Option of a Participant may be exercised during the period such Option is in effect and as set forth herein and in the Option Agreement, and only if compliance with all applicable federal and state securities laws can be effected, and may be exercised only by (i) such Participant's completion, execution and delivery to the Company of a notice of exercise as supplied by the Company and (ii) the payment to the Company of the aggregate Exercise Price, as provided under Section 9 hereof, for the shares of Common Stock to be purchased pursuant to such exercise (as shall be specified by such Participant in such notice) in accordance with the terms of the Plan and the Option Agreement. Except as specifically provided by a duly executed Option Agreement or unless waived by the Board of Directors of the Company, an Option or any of the rights thereunder may be exercised by such Participant only, and may not be transferred or assigned, voluntarily, involuntarily or by operation of law, except by will or the laws of descent and distribution.

                  (c) Notwithstanding any terms or provisions of the Plan to the contrary, the Board of Directors of the Company may delegate to the appropriate officer or officers of the Company the authority to prepare, execute and deliver any Option Agreement reflecting any Option granted under the Plan; provided, however, that any such Option Agreement shall be consistent with the terms and conditions of the Plan.

                  (d) Subject to the provisions of Section 13 hereof, Options granted pursuant to the Plan shall become exercisable according to the following schedule: (i) 25% shall become exercisable on the first anniversary of the date of grant; (ii) 25% shall become exercisable on the second anniversary of the date of grant; (iii) 25% shall become exercisable on the third anniversary of the date of grant; and (iv) 25% shall become exercisable on the fourth anniversary of the date of grant; provided, however, that the Participant must be an Eligible Participant at each of the vesting dates and, except as otherwise set forth in the Option Agreement, no Options may be exercised after the expiration of ninety (90) days from the date a Participant ceases to be an Eligible Participant.

         8.       Purchase Price of Common Stock.

         The Exercise Price of an Option shall be equal to one hundred percent (100%) of the Fair Market Value of the shares of Common Stock of the Company on the date that such Option shall be granted. The Fair Market Value of the shares of Common Stock of the Company shall be the closing price on any given date or, if no shares of the Common Stock are traded on such date, the most recent prior date on which shares of the Common Stock were traded, as quoted on the principal stock exchange on which the Common Stock has been listed, or if the Common Stock is not listed on an exchange, the NASDAQ National Market or the NASDAQ Small Cap Market or, if the Common Stock is not quoted on the NASDAQ Stock Market or the NASDAQ Small Cap Market, the average of the final bid and final asked prices for a share of the Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices) or if the Common Stock is no longer publicly traded, as determined by the Board of Directors in good faith.

         9.       Payment for Shares of Common Stock.

         Payment by each Participant for the shares of Common Stock purchased hereunder shall be made in accordance with the terms of any Option Agreement executed by such Participant.

         10.      Costs and Expenses.

         All costs and expenses with respect to the adoption, implementation, interpretation and administration of the Plan shall be borne by the Company; provided, however, that, except as otherwise specifically provided in the Plan or the applicable Option Agreement between the Company and a Participant, the Company shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Option Agreement, the Plan or any Option or Common Stock held by any Participant.

         11.      No Prior Right of Award.

         Nothing in the Plan shall be deemed to give any director of the Company, or his legal representatives or assigns, or any other person or entity claiming under or through him, any contract or other right to participate in the benefits of the Plan. Nothing in the Plan shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the

Company shall continue to engage any individual (whether or not a Participant). The Plan shall not affect, in any way, the right of the Company to remove any director (whether or not a Participant) at any time and for any reason whatsoever. No change of a Participant's duties as a director of the Company shall result in a modification of the terms of any rights of such Participant under the Plan or any Option Agreement executed by such Participant.

         12.      Changes in Capital Structure.

         If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of Common Stock theretofore reserved for the purposes of the Plan, whether or not such shares are at the time subject to outstanding Options, the number and kind of shares of stock or other securities or property into which each outstanding share of Common Stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if the Board shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of the Plan, or in any Options theretofore granted or which may be granted under the Plan, then such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan. In making any such substitution or adjustment pursuant to this Section 12, fractional shares may be ignored.

         The Board shall have the power, in the event of any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation with or into the Company, to amend all outstanding Options to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such merger or consolidation (but not more than ten (10) years after the date of grant of any incentive stock option) and to terminate each such Option as of such effective date.

         13. Acceleration; Change in Control. Unless expressly provided to the contrary in the Option Agreement:

                  (a) Upon the occurrence of a Change of Control (as hereinafter defined), Options shall automatically become fully vested and exercisable.

                  (b) Anything in this Plan to the contrary notwithstanding, no termination, amendment or modification of this Plan after the occurrence of a

Change  of  Control   shall  in  any  manner   adversely   affect  any  Eligible
Participant's rights under this Section 13 without the written consent of the Eligible Participant affected by such termination, amendment or modification.

                  (c) The term "Change of Control" shall mean the occurrence of any of the following events:

                           (i) any  "person"  or "group" (as such terms are used
in Section 13(d) and 14(d) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 20% or more of the combined voting power of the Company's then outstanding securities;

                           (ii) any person or group shall make a tender offer or
an exchange offer for 20% or more of the combined voting power of the Company's then outstanding securities;

                           (iii)  at  any  time   during   any   period  of  two
consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Company directors then still in office who either were the Company directors at the beginning of the period or whose election or nomination for election was previously so approved ("Current Directors"), cease for any reason to constitute a majority thereof;

                           (iv) the Company shall consolidate, merge or exchange
securities with any other entity and the stockholders of the Company immediately before the effective time of such transaction do not beneficially own, immediately after the effective time of such transaction, shares entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock entitled to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the consolidation, merger or share exchange would be entitled for the purpose of electing directors or where the Current Directors immediately after the effective time of the consolidation, merger or share exchange would not constitute a majority of the Board of Directors of the corporation issuing cash or securities in the consolidation, merger or share exchange; or

                           (v) any person or group  acquires  50% or more of the
Company's assets.

         Notwithstanding the foregoing, however, a Change in Control shall not be deemed to occur merely by reason of an acquisition of Company securities by, or any consolidation, merger or exchange of securities with, any entity that, immediately prior to such acquisition, consolidation, merger or exchange of securities, was a "subsidiary", as such term is defined below. For these purposes, the term "subsidiary" means (a) any corporation of which 95% of the capital stock of such corporation is owned, directly or indirectly, by the Company and (b) any unincorporated entity in respect of which the Company has, directly or indirectly, an equivalent degree of ownership.

         14.      Amendment or Termination of Plan.

         Except as otherwise provided herein, the Plan may be amended or terminated in whole or in part by the Board of Directors of the Company (in its sole discretion), but no such action shall adversely affect or alter any right or obligation with respect to any Option or Option Agreement then in effect, except to the extent that any such action shall be required or desirable (in the opinion of the Company or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Code by the Internal Revenue Service.

         15.      Burden and Benefit.

         The terms and provisions of the Plan shall be binding upon, and shall inure to the benefit of, each Participant and such Participant's executors and administrators, estate, heirs and personal and legal representatives.

         16.      Gender.

         The use of any gender hereunder shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.

         17.      Headings.

         The headings and other captions contained in the Plan are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of the Plan.

                                  Form of Proxy
                                      Front
                          Abraxas Petroleum Corporation
                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232

           This Proxy is Solicited on behalf of the Board of Directors


         The undersigned shareholder of Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), hereby appoints Robert L. G. Watson, Chris Williford and Stephen T. Wendel, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 28, 1999 and any adjournment thereof, with all powers which the undersigned would possess if personally present.

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company dated April 30, 1999.






                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                      BACK
         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the election of Directors and "FOR" the Approval of Proposals 2 and 3.

1.       ELECTION OF DIRECTORS
                  FOR all nominees listed below            WITHHOLD AUTHORITY
                  (except as marked to the           to vote for all nominees
                  contrary below)    [  ]              listed below      [  ]

         (INSTRUCTION:  To  withhold   authority  to  vote  for  any  individual
                        nominee, strike a line through the nominee's name in the list below.)

             Franklin A. Burke, Harold D. Carter, Robert D. Gershen,
                          and Robert W. Carington, Jr.

2. PROPOSAL TO APPROVE THE ABRAXAS PETROLEUM CORPORATION SECOND AMENDED AND RESTATED DIRECTOR STOCK OPTION PLAN

              [  ]  FOR              [  ]  AGAINST              [  ]  ABSTAIN

3. PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999

              [  ]  FOR              [  ]  AGAINST              [  ]  ABSTAIN


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

CHECK HERE FOR ADDRESS CHANGE  [  ]         NEW ADDRESS:________________________
                                            ____________________________________
                                            ____________________________________
                                            ____________________________________


         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:  ______________, 1999        ___________________________________________
                                    Signature


PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE   ___________________________________________
ENCLOSED ENVELOPE.                  Signature if held jointly